Exhibit 10.3

EXECUTION COPY

TRADEMARK AND TRADE NAME SUBLICENSE AGREEMENT

This TRADEMARK AND TRADE NAME SUBLICENSE AGREEMENT is dated as of October 10, 2008 (the “Sublicense Agreement”), between Misys Healthcare Systems, LLC, a North Carolina limited liability company, having its principal place of business at 8529 Six Forks Road, Raleigh, North Carolina 27615 (“Licensee”), and Allscripts Healthcare Solutions, Inc., a Delaware corporation, having its principal place of business at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654 (“Sublicensee” or “Allscripts”). Licensee and Sublicensee are referred to herein collectively as “Parties” and each individually as a “Party”. All capitalized terms used herein and not otherwise defined have the respective meanings given to them in the License Agreement (as defined below) or the Merger Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Misys plc, a public limited company organized under the laws of England (“Licensor”), is the owner of the trade name “MISYS” (the “Licensed Name”) and certain trademarks and service marks consisting of or incorporating the designation “MISYS,” identified in the schedule attached hereto as Schedule A, and has applied for and registered such trademarks and service marks in the United States (the “Territory”) (such trademarks and service marks and such registrations and applications, together with any and all common law rights pertaining thereto, are referred to collectively as the “Licensed Marks”) for use in Licensor’s business;

WHEREAS, Licensor is the owner of the domain names listed on Schedule B hereto (the “Licensed Domain Names” and together with the Licensed Name and the Licensed Marks, the “Licensed Property”);

WHEREAS, at the Closing (as defined in the Agreement and Plan of Merger, dated as of March 17, 2008, by and among Licensor, Licensee, Sublicensee and Patriot Merger Company, LLC a North Carolina limited liability company (the “Merger Agreement”), Licensor will own, directly or indirectly, 54.5% of the equity interests in Allscripts on a fully diluted basis (as determined pursuant to the Merger Agreement).

WHEREAS, as a condition to effecting the Merger, Licensor and Licensee entered into a Trademark and Trade Name License Agreement of even date herewith (the “License Agreement”), pursuant to which Licensor granted Licensee use of the Licensed Marks, the Licensed Name and the Licensed Domain Names;

WHEREAS, pursuant to Section 1.6 of the License Agreement, Licensee may grant a sublicense of its rights under the License Agreement to any Affiliate of Licensee;

WHEREAS, Sublicensee is an Affiliate of Licensee and wishes to use the Licensed Name, Licensed Marks and Licensed Domain Names under the terms and conditions set forth herein; and

WHEREAS, in accordance with the License Agreement, Sublicensee has executed a Sublicensee Acknowledgement and Licensor has reviewed and approved this Sublicense Agreement prior to the Parties’ execution hereof;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Grant of License.

1.1. Grant of Trademark License. Subject to the terms and conditions contained herein, Licensee hereby grants to Sublicensee, and Sublicensee hereby accepts, a nonexclusive, nonassignable, nonsublicenseable, royalty-free license to use the Licensed Marks in connection with the marketing, promotion, advertisement, distribution and sale of Sublicensee’s healthcare information technology products and services in the Territory (the “Sublicensee Products and Services”).

1.2. Grant of Trade Name License. Subject to the terms and conditions contained herein, Licensee hereby grants to Sublicensee, and Sublicensee hereby accepts, a nonexclusive, nonassignable, nonsublicensable, royalty-free license to use the Licensed Name in its corporate name and trade name solely in the form of “Allscripts-Misys Healthcare Solutions, Inc.” and solely in connection with the operation of such Sublicensee’s healthcare information technology products and services business in the Territory (the “Sublicensee Business”).

1.3. Grant of License to Domain Names. Subject to the terms and conditions contained herein, Licensee hereby grants to Sublicensee a nonexclusive, nonassignable, nonsublicensable, royalty-free license to use the Licensed Domain Names in connection with the operation of the Sublicensee Business in the Territory. The Parties agree that the ability of a third party to access the websites operated under the Licensed Domain Names from outside of the Territory shall not be deemed a breach of this Sublicense Agreement, provided such websites are not targeted to persons or entities outside of the Territory and to the extent that a person or entity is identified as being outside of the Territory, Sublicensee does not provide Sublicensee Products or Services outside of the Territory. In the event of any doubt as to where such person or entity is located, Sublicensee shall obtain written confirmation from such person or entity that it is located and operating in the Territory. Licensee shall designate a person specified by Sublicensee as the “technical contact” for each Licensed Domain Name to the extent necessary to permit access to the associated website.

1.4. Restrictions on Use.

(a) Except for use of Sublicensee’s color scheme of red, black and grey, which may be used for the Licensed Marks other than “Misys” used alone, “Misys” in combination with the “M” logo and the “M” logo, Sublicensee shall not change or modify the Licensed Property, or create any design variation of the Licensed Property, without the prior written consent of Licensee.

(b) Except for the word “Allscripts”, Sublicensee shall not join any name, mark or logo with the Licensed Property so as to form a composite trade name or mark, without obtaining the prior written consent of Licensee.

(c) Sublicensee shall not use any other name or mark that is confusingly similar to the Licensed Property, provided, however, that use of the word “Allscripts” with the secondary words in the Licensed Marks (e.g., Tiger), with or without the word “Misys”, will not be considered confusingly similar.

1.5. Changes in Licensed Marks or Licensed Domain Names. Upon written notice to Sublicensee, Licensee may, from time to time in its sole discretion, elect to (a) discontinue any Licensed Marks or Licensed Domain Names and/or (b) replace any Licensed Marks or Licensed Domain Names with or use new or different trademarks or service marks or domain names (“New Marks”) with respect to the Products and Services or the Licensed Business. Upon such election, any such New Marks may be designated Licensed Property by Licensee and if designated as such shall be subject to the terms of this Sublicense Agreement, and Schedule A shall be deemed amended automatically to include such New Marks. In the event Licensee discontinues any Licensed Property or introduces a New Mark, Sublicensee shall have a reasonable period of time, not to exceed six (6) months, to cease use of such discontinued Licensed Property or begin use of such New Mark.

1.6. Resellers and Distributors of Sublicensee Products and Services. Sublicensee shall be permitted to allow any reseller or distributor of the Sublicensee Products and Services to use the Licensed Marks and Licensed Domain Names solely to the extent necessary to perform its obligations under the relevant agreement with Sublicensee. Each such agreement shall contain restrictions on the use of the Licensed Marks and Licensed Domain Names consistent with the restrictions contained herein, other than those contained in Section 9.14(ii). A copy of each such agreement shall be provided to Licensee for review and approval prior to execution.

1.7. Prohibition on Sublicensing. Neither Sublicensee nor any reseller or distributor of Sublicensee shall be permitted to sublicense to any other person or entity the rights granted to it with respect to the Licensed Property.

2. Quality Standards and Control.

2.1. Quality Control.

(a) At all times, Sublicensee shall use the Licensed Property only in accordance with such quality standards and specifications as may be established by Licensor and communicated to Sublicensee in writing from time to time (the “Quality Standards”), including but not limited to the Licensor Trademark Guidelines attached hereto as Exhibit A. Without limiting the foregoing, the Sublicensee Products and Services shall always be manufactured or performed in a manner that reflects favorably on the Licensed Property and does not tarnish the Licensed Property or the reputation of Licensee or Licensor. With respect to the name and mark “Misys” and the “M” logo, Licensor may establish additional Quality Standards that shall be communicated to Sublicensee in writing from time to time.

(b) Licensee shall (A) notify Licensor promptly in writing upon becoming aware that Sublicensee’s use of the Licensed Property deviates from the Quality Standards in any material respect, and (B) promptly undertake commercially reasonable efforts to cause such defective or nonconforming use to be cured or, if not curable, discontinued.

2.2. Use of the Licensed Marks. All use of the Licensed Marks made hereunder shall faithfully reproduce the design and appearance of the Licensed Marks as reflected on Schedule A.

2.3. Inspection and Approval. Licensee or its designated representative shall have the right at any time during normal business hours to inspect and approve, which approval shall not be unreasonably withheld, any and all uses of the Licensed Marks to confirm that such use is in conformance with the terms of this Sublicense Agreement. From time to time, upon Licensee’s reasonable request in writing, Sublicensee shall, at Sublicensee’s expense, (a) provide Licensee with representative samples of the ways in which the Licensed Marks are then being used (or photographs depicting the same), and (b) permit Licensee or Licensor to inspect Sublicensee’s places of business where the Licensed Marks are used, in each case for Licensee’s or Licensor’s inspection and approval of such uses.

2.4. Deficiencies. If Licensee reasonably believes that the Sublicensee Business or the business of a reseller or distributor using the Licensed Marks or Licensed Domain Names is not being conducted in compliance with the Quality Standards or if an inspection of the Sublicensee Products and Services reveals that they do not comply with the Quality Standards, then Licensee shall promptly provide Sublicensee with written notice of such defects or violations, and shall allow Sublicensee thirty (30) days from the date of such notice in which to cure such defects or violations. Should the defects or violations not be remedied within such thirty (30) day period, Licensee may, in its reasonable discretion, terminate this Sublicense Agreement in accordance with Section 8.2 or bring an action to require specific performance. If such an action is brought and is successful, then Sublicensee shall have thirty (30) days within which to comply with the order. If, at the end of such thirty (30) days Sublicensee has not complied, this Sublicense Agreement will terminate automatically.

3. Compliance with Law. Sublicensee shall use the Licensed Property only in such manner as will comply with the provisions of applicable laws and regulations relating to the Licensed Property. Sublicensee shall affix to all materials that bear a Licensed Mark, including, but not limited to, all stationery, labels, packaging, advertising and promotional materials, manuals, invoices and all other printed materials, (a) notices in compliance with applicable trademark laws and (b) such legend as Licensee may reasonably designate by written notice and is required or otherwise reasonably necessary to allow adequate protection of the Licensed Marks and the benefits thereof under applicable trademark laws from time to time. In connection herewith, Sublicensee may use the following legend:

“MISYS” is a registered trademark owned by Misys plc and is used under license.”

4. Ownership and Maintenance.

4.1. Ownership. (a) Sublicensee acknowledges and admits the validity of the Licensed Property and agrees that it will not, directly or indirectly, challenge the validity of the Licensed Property, or any registrations thereof and/or applications therefor in any jurisdiction, or the right, title and interest of Licensor therein and thereto, nor will it claim any ownership or other interest in the Licensed Property in any jurisdiction, other than the rights expressly granted hereunder.

(b) Sublicensee acknowledges that (i) the Licensed Property and the goodwill associated therewith are and will remain the exclusive property of Licensor, (ii) all uses of the Licensed Property shall inure solely to the benefit of Licensor, and (iii) Sublicensee has no right, title or interest in any other trademarks, services marks, trade names or domain names belonging to Licensor. Sublicensee shall not at any time do or suffer to be done any act or thing that will in any way impair the rights of Licensor in and to the Licensed Property. Nothing in this Sublicense Agreement grants, nor shall Sublicensee acquire hereby, any right, title or interest in or to the Licensed Property or any goodwill associated therewith, other than those rights expressly granted hereunder. This Sublicense Agreement shall not affect Licensor’s right to enjoin or obtain relief against any acts by third parties of trademark infringement or unfair competition.

(c) Sublicensee shall not at any time, without the prior written consent of Licensee, acquire a registration or file and prosecute a trademark application or applications to register the Licensed Property, or any component, variation or derivation thereof, or any name or mark confusingly similar thereto, for any goods or services anywhere in the world. If Sublicensee at any time, without the prior written consent of Licensee, files or causes to be filed, in its own name or otherwise on its behalf, an application to register or otherwise takes steps under applicable laws to obtain trademark or other protection of the Licensed Property in any country, territory or jurisdiction, Sublicensee shall, at the direction of Licensee, either (i) assign and transfer to Licensor, without further consideration, all right, title and interest in or to the Licensed Property in such country, territory or jurisdiction, or (ii) surrender and abandon such registration or application for registration.

4.2. Maintenance; Registrations; Filings. (a) Licensor shall be responsible for and retain sole discretion over the filing, protection and maintenance of the Licensed Property. Sublicensee shall execute all documents as are reasonably necessary or expedient to aid in, and shall otherwise cooperate at Licensor’s expense with, Licensor’s efforts to prepare, obtain, file, record and maintain all such registrations and applications. In particular, but without limitation, upon Licensee’s request,

Sublicensee shall furnish Licensee with information or materials which are necessary or helpful to establish or evidence Licensor’s ownership of the Licensed Property, and the nature and scope of its rights therein, including but not limited to information regarding Sublicensee’s first and subsequent dates of use, proof of such use dates, information regarding the nature and extent of Sublicensee’s use, and actual specimens of use made by Sublicensee in advertising, printed materials or other materials which are used in connection with the promotion of the Sublicensee Products and Services.

(b) Licensor shall have no further maintenance obligations as to the Licensed Property or any registration thereof or application therefor upon giving written notice to Licensee that it does not intend to continue such maintenance; provided, however, that, other than as provided in Section 1.5, Licensor shall maintain its registrations for all the Licensed Domain Names during the term of this Sublicense Agreement.

5. Infringement or Dilution. Sublicensee shall promptly notify Licensee upon becoming aware of any infringement or dilution of the Licensed Property. Licensee has the exclusive right to take, and shall take, such steps to stop such infringement or dilution as may be reasonably necessary in its reasonable determination to protect the Licensed Property. Sublicensee shall cooperate fully with Licensee to stop such infringement or dilution. As between Licensee and Sublicensee, Licensee shall have full control over any such action, including without limitation the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it deems advisable in its discretion. As between Licensee and Sublicensee, Licensee shall bear all expenses connected with the foregoing, including for Sublicensee’s cooperation. To the extent Sublicensee has proven damages resulting from such infringement or dilution, Sublicensee shall share in the amount recovered, if any, net of Licensee’s expenses in connection with such action, pro-rata with Licensee’s damages in such action.

6. Indemnification.

6.1. Licensee does not, by virtue of this Sublicense Agreement or of Sublicensee’s use of the Licensed Property, assume any liability with respect to the business of Sublicensee or the conduct thereof by Sublicensee, and Sublicensee shall defend, indemnify and hold harmless Licensee and its affiliates, successors and assigns, and its and their respective officers, directors, employees, agents, attorneys and representatives, from and against any and all claims, causes of action, suits, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys’ fees and expenses) (collectively, “Losses”) resulting from or arising out of claims, actions or proceedings brought by third parties against Licensee arising out of (a) Sublicensee’s breach of this Sublicense Agreement, (b) any use by Sublicensee of the Licensed Property, (c) any misuse by Sublicensee of the Licensed Property including but not limited to use of the Licensed Property in false advertising; and (d) defects in the Sublicensee Products and Services offered by Sublicensee under the Licensed Property.

6.2. Sublicensee does not, by virtue of this Sublicense Agreement or of Sublicensee’s use of the Licensed Property, assume any liability with respect to the business of Licensee or the conduct thereof by Licensee, and Licensee shall defend, indemnify and hold harmless Sublicensee and its affiliates, successors and assigns, and its and their respective officers, directors, employees, agents, attorneys and representatives, from and against any and all Losses resulting from or arising out of claims, actions or proceedings brought by third parties against Sublicensee arising out of Licensee’s breach of this Sublicense Agreement.

7. Representations and Warranties. Each Party represents and warrants that it has executed this Sublicense Agreement freely, fully intending to be bound by the terms and provisions contained herein; that it has full corporate power and authority to execute, deliver and perform this Sublicense Agreement; that the person signing this Sublicense Agreement on behalf of such Party has properly been authorized and empowered to enter into this Sublicense Agreement by and on behalf of such Party; that prior to the date of this Sublicense Agreement, all corporate action of such Party necessary for the execution, delivery and performance of this Sublicense Agreement by such Party has been duly taken; and that this Sublicense Agreement has been duly authorized and executed by such Party, is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.

8. Term; Termination.

8.1. Term. The term of this Sublicense Agreement shall become effective as of the date hereof, and shall continue in effect until terminated in accordance with the provisions of Section 8.2.

8.2. Termination. (a) Licensee may terminate this Sublicense Agreement upon written notice to Sublicensee, if:

(i) There is a change in control of Sublicensee.

(ii) Sublicensee breaches any provision of this Sublicense Agreement and fails to cure such breach within thirty (30) days after the date of Licensee’s written notice thereof.

(iii) Sublicensee files, or consents to the filing against it of, a petition for relief under any bankruptcy or insolvency laws, makes an assignment for the benefit of creditors or consents to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other official with similar powers over a substantial part of its property; or a court having jurisdiction over Sublicensee or any of the property of Sublicensee shall enter a decree or order for relief in respect thereof in an involuntary case under any bankruptcy or insolvency law, or shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or official with similar powers over a substantial part of the property of Sublicensee, or shall order the winding-up, liquidation or rehabilitation of the affairs of

Sublicensee, and such order or decree shall continue in effect for a period of sixty (60) consecutive days.

(iv) Licensee provides such written notice of termination sixty (60) days in advance of the date of termination.

(b) Upon termination of the License Agreement, this Sublicense Agreement will, at Licensor’s choice, either (A) be deemed automatically assigned by Licensee to Licensor or (B) terminate automatically.

(c) Notwithstanding anything to the contrary contained herein, termination of this Sublicense Agreement in whole or in part shall be without prejudice to any other remedy otherwise available hereunder, under law or at equity, to such Party or the other Party.

(d) Notwithstanding anything to the contrary contained in this Sublicense Agreement, the rights and obligations of Licensee and Sublicensee pursuant to Sections 4.1, 6, 8.2(b), 8.2(c), 8.2(d), 8.3 and 9 shall survive indefinitely regardless of any cancellation, expiration or termination of this Sublicense Agreement.

8.3. Effects of Termination. Any termination of this Sublicense Agreement in accordance with the terms hereof shall be final. Upon the termination of this Sublicense Agreement:

(a) all rights in the Licensed Property granted to Sublicensee hereunder shall automatically revert to Licensee, and Sublicensee shall have no further rights in, and shall immediately cease all use of, the Licensed Property, except that Sublicensee shall have a thirty (30) day period after termination to transition away from use of the Licensed Property;

(b) Sublicensee shall immediately destroy and cause any reseller or distributor to destroy all materials used for reproducing the Licensed Property (including without limitation photographic negatives, printing plates and tooling), except that Sublicensee shall have a thirty (30) day period after termination to transition away from use of the Licensed Property; and shall, within thirty (30) days after such destruction has taken place, provide Licensee with an affidavit executed by an officer of Sublicensee attesting thereto;

(c) Sublicensee will use reasonable efforts to cease using the Licensed Property on buildings, cars, trucks and other fixed assets as soon as possible but in any event within three (3) months of termination;

(d) Sublicensee shall change its name to a name that does not include any name, mark, domain name or other source indicator using any of the Licensed Property or any name, mark, domain name or other source indicator that Licensee reasonably deems confusingly similar thereto;

(e) Licensee shall, for a period of six (6) months after the termination of this Sublicense Agreement, redirect Internet traffic seeking any of the Licensed Domain Names to such domain name or names as Sublicensee shall specify in writing;

(f) Sublicensee shall change the domain names on the websites currently using the Licensed Domain Names to domain names that do not include any name, mark, domain name or other source indicator using any of the Licensed Property or any name, mark, domain name or other source indicator that Licensee reasonably deems confusingly similar thereto and shall remove all references to the Licensed Property in the content on any such websites; and

(g) Sublicensee will not use or do business under, or assist any third party in using or doing business under, any name, mark, domain name or other source indicator using any of the Licensed Property or any name, mark, domain name or other source indicator that Licensee reasonably deems confusingly similar thereto.

9. Miscellaneous.

9.1. Assignment. Sublicensee shall not assign or attempt to assign its rights or obligations hereunder without Licensee’s prior written consent. Licensee shall not assign or attempt to assign its rights or obligations hereunder without Sublicensee’s prior written consent; provided, however, that no such consent shall be required for an assignment by Licensee in connection with (i) any assignment to an affiliate, (ii) any assignment or sale of all or substantially all of the equity or similar interests of Allscripts that are owned by Licensor, or (iii) any assignment or sale of all or substantially all of Licensee’s assets, or any merger, consolidation or other business combination to which Licensee is a party, provided, further, however, that Licensee agrees that it will not assign its rights or obligations hereunder apart from all or substantially all of the equity or similar interests of Allscripts that Licensor owns and the Licensed Marks that are specific to the Sublicensee Business, which, for the avoidance of doubt, do not include the name and mark “Misys” or the “M” logo or any other name and mark other than the Licensed Marks. Any assignment or attempt to do so in violation of this Sublicense Agreement shall be null and void. This Sublicense Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.

9.2. Entire Agreement. This Sublicense Agreement constitutes the entire agreement between Licensee and Sublicensee with respect to the subject matter hereof and supersedes and cancels all prior agreements and understandings between Licensee and Sublicensee, whether written or oral, with respect thereto.

9.3. Amendment; Waivers. This Sublicense Agreement shall not be amended, supplemented or modified except in a writing executed by authorized representatives of the Parties. Waiver by a Party of any breach of any provision of this Sublicense Agreement by the other Party shall not operate, or be construed, as a waiver of any subsequent or other breach.

9.4. No Agency. Licensee and Sublicensee are independent contractors with respect to each other, and nothing herein shall create any association, partnership, joint venture or agency relationship between them.

9.5. Further Assurances. Each of the Parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other Party may reasonably require in order to effectuate the terms and purposes of this Sublicense Agreement. The Parties shall act in good faith in the performance of their obligations under this Sublicense Agreement.

9.6. Severability. If any provision of this Sublicense Agreement is inoperative or unenforceable for any reason in any jurisdiction, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Sublicense Agreement in any jurisdiction shall not affect the remaining portions of this Sublicense Agreement in such jurisdiction or in any other jurisdiction.

9.7. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBLICENSE AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS SUBLICENSE AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBLICENSE AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS SUBLICENSE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8. Governing Law. This Sublicense Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. For purposes of any claim, suit, action or proceedings arising out of or in connection with this Sublicense Agreement, each of the parties hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the County of New York in the State of New York.

9.9. Equitable Relief. Each Party hereto acknowledges that the other Party will suffer irreparable harm as a result of the material breach by such Party of any covenant or agreement to be performed or observed by such Party under this Sublicense Agreement, and acknowledges that the other Party shall be entitled to apply for and, if granted, receive from any court or administrative body of competent jurisdiction a temporary restraining order, preliminary injunction and/or permanent injunction, without any necessity of proving damages, enjoining the breaching Party from further breach of this Sublicense Agreement or further infringement or impairment of the rights of the non-breaching Party.

9.10. Notices. All notices, requests, demands and other communications made in connection with this Sublicense Agreement shall be in writing and shall be deemed to have been duly given (a) if sent by first-class registered or certified mail, return receipt requested, postage prepaid, on the fifth day following the date of deposit in the mail, (b) if delivered personally, when received, or (c) if transmitted by facsimile or other telegraphic communications equipment, when confirmed, in each case addressed as follows:

If to Licensee, to:

Misys Healthcare Systems, LLC
8529 Six Forks Road
Raleigh, North Carolina 27615
Attention:	Corporate Counsel
Phone:	+ 1 919 329-1982
Fax:	+ 1 919 457-4982

If to Sublicensee, to:

Allscripts Healthcare Solutions, Inc.
222 Merchandise Mart Plaza, Suite 2024
Chicago, IL 60654
Attention:	General Counsel
Phone:	+1 312 506-1219
Fax:	+1 312 506-1208

or, in each case, to such other address or facsimile number or to the attention of such other person as may be specified in writing by such Party to the other Party.

9.11. Counterparts. This Sublicense Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall be one and the same instrument.

9.12. Headings. The headings contained in this Sublicense Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Sublicense Agreement.

9.13. Construction of this Sublicense Agreement. In any construction of this Sublicense Agreement, the Sublicense Agreement shall not be construed against any

Party based upon the identity of the drafter of the Sublicense Agreement or any provision of it.

9.14. Third Party Beneficiary. Licensor shall (i) be a third-party beneficiary of this Sublicense Agreement and (ii) have the right to enforce the terms and conditions of, and terminate, this Sublicense Agreement.

IN WITNESS WHEREOF, the Parties have executed this Sublicense Agreement as of the date first written above.

MISYS HEALTHCARE SYSTEMS, LLC

By:	/s/ Kathy F. Twiddy
Name:	Kathy F. Twiddy
Title:	SVP, General Counsel

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:	/s/ Lee Shapiro
Name:	Lee Shapiro
Title:	President